PRICEWATERHOUSECOOPERS PWC


                                                PricewaterhouseCoopers LLP
                                                125 High Street
                                                Boston, MA  02110
                                                Telephone (617) 530-5000
                                                Facsimile (617) 530-5001



             Report of Independent Registered Public Accounting Firm

To the Trustees and the Shareholders of
SteinRoe Variable Investment Trust

In planning and performing our audits of the financial statements of Liberty Small Company Growth Fund, Variable Series; Columbia Large Cap Growth Fund Variable Series; Liberty Asset Allocation Fund, Variable Series; Liberty Federal Securities Fund, Variable Series; Liberty Money Market Fund, Variable Series (the "Funds") (each a series of SteinRoe Variable Investment Trust) as of and for the year ended December 31, 2005, in accordance with the standards of the Public Company Accounting Oversight Board (United States), we considered the Funds' internal control over financial reporting, including control activities for safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds' internal control over financial reporting. Accordingly, we express no such opinion.

The management of the Funds is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A fund's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Such internal control over financial reporting includes policies and procedures that provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a fund's assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A control deficiency exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A significant deficiency is a control deficiency, or combination of control deficiencies, that adversely affects the funds' ability to initiate, authorize, record, process or report external financial data reliably in accordance with generally accepted accounting principles such that there is more than a remote likelihood that a misstatement of the funds' annual or interim financial statements that is more than inconsequential will not be prevented or detected. A material weakness is a control deficiency, or combination of control deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.

Our consideration of the Funds' internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control over financial reporting that might be significant deficiencies or material weaknesses under standards established by the Public Company Accounting Oversight Board (United States). However, we noted no deficiencies in the Funds' internal control over financial reporting and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of December 31, 2005.

This report is intended solely for the information and use of management and the Board of SteinRoe Variable Investment Trust and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

/s/PricewaterhouseCoopers LLP
Boston, Massachusetts
February 21, 2006



77C Matters submitted to a vote of security holders

Liberty Small Company Growth Fund, Variable Series
Columbia Large Cap Growth Fund, Variable Series
Liberty Asset Allocation Fund, Variable Series
Liberty Federal Securities Fund, Variable Series
Liberty Money Market Fund, Variable Series

On November 30, 2005, a Special Meeting of the Shareholders of the Funds was held to approve the following items, as described in the Proxy Statement for the Meeting. The votes cast at the Meeting were as follows:


To elect Trustees:                          For                                 Withheld
------------------------------------- ----------------------------------- -----------------------------------
Douglas A. Hacker                     252,078,552.740                     6,793,688.646
------------------------------------- ----------------------------------- -----------------------------------
------------------------------------- ----------------------------------- -----------------------------------
Janet Langford Kelly                  252,008,868.220                     6,863,373.166
------------------------------------- ----------------------------------- -----------------------------------
------------------------------------- ----------------------------------- -----------------------------------
Richard W. Lowry                      251,969,575.297                     6,902,666.089
------------------------------------- ----------------------------------- -----------------------------------
------------------------------------- ----------------------------------- -----------------------------------
Charles R. Nelson                     252,066,014.493                     6,806,226.893
------------------------------------- ----------------------------------- -----------------------------------
------------------------------------- ----------------------------------- -----------------------------------
John J. Neuhauser                     252,094,048.332                     6,778,193.054
------------------------------------- ----------------------------------- -----------------------------------
------------------------------------- ----------------------------------- -----------------------------------
Patrick J. Simpson                    251,855,347.290                     7,016,894.096
------------------------------------- ----------------------------------- -----------------------------------
------------------------------------- ----------------------------------- -----------------------------------
Thomas E. Sitzel                      251,824,572.327                     7,047,669.059
------------------------------------- ----------------------------------- -----------------------------------
------------------------------------- ----------------------------------- -----------------------------------
Thomas C. Theobald                    251,776,580.695                     7,095,660.691
------------------------------------- ----------------------------------- -----------------------------------
------------------------------------- ----------------------------------- -----------------------------------
Anne-Lee Verville                     251,858,923.282                     7,013,318.104
------------------------------------- ----------------------------------- -----------------------------------
------------------------------------- ----------------------------------- -----------------------------------
Richard L. Woolworth                  251,795,454.707                     7,076,786.679
------------------------------------- ----------------------------------- -----------------------------------
------------------------------------- ----------------------------------- -----------------------------------
William E. Mayer                      251,584,390.053                     7,287,851.333
------------------------------------- ----------------------------------- -----------------------------------

                  Shares of beneficial interest being a plurality of the shares represented at the Meeting.


Amend By-Laws with respect to amendments requiring approval by shareholders.

For:            248,293,048.137     Shares of beneficial interest being a
                                    majority of the shares represented at the
                                    meeting.
Against:         2,963,434.789      Shares of beneficial interest
Abstain:         7,615,758.460      Shares of beneficial interest

Elimination of By-Law provision with respect to lending trust assets to interested persons.

For:            245,992,485.339     Shares of beneficial interest being a
                                    majority of the shares represented at the
                                    meeting.
Against:         3,936,517.287      Shares of beneficial interest
Abstain:         8,943,238.760      Shares of beneficial interest

Elimination of By-Law provision with respect to restriction on transferability of trust shares.

For:            242,700,158.112     Shares of beneficial interest being a
                                    majority of the shares represented at the
                                    meeting.
Against:         6,987,233.481      Shares of beneficial interest
Abstain:         9,184,849.793      Shares of beneficial interest

Elimination of By-Law provision with respect to dealings with the trust by interested persons.

For:            242,863,712.698     Shares of beneficial interest being a
                                    majority of the shares represented at the
                                    meeting.
Against:         7,029,119.881      Shares of beneficial interest
Abstain:         8,979,408.807      Shares of beneficial interest


Liberty Small Company Growth Fund, Variable Series

Amendment to fundamental investment restrictions with respect to borrowing money.

For:                4,453,314.670   Shares of beneficial interest being a
                                    majority of the shares represented at the
                                    meeting.
Against:            202,930.621     Shares of beneficial interest
Abstain:            154,973.852     Shares of beneficial interest

Amendment to fundamental investment restrictions with respect to making loans.

For:                4,464,016.864   Shares of beneficial interest being a
                                    majority of the shares represented at the
                                    meeting.
Against:            192,252.014     Shares of beneficial interest
Abstain:            154,950.265     Shares of beneficial interest

Amendment to fundamental investment restrictions with respect to diversification of investments.

For:                4,509,247.038   Shares of beneficial interest being a
                                    majority of the shares represented at the
                                    meeting.
Against:            159,582.448     Shares of beneficial interest
Abstain:            142,389.657     Shares of beneficial interest

Amendment to fundamental investment restrictions with respect to investments in commodities.

For:                4,458,079.287   Shares of beneficial interest being a
                                    majority of the shares represented at the
                                    meeting.
Against:            217,656.839     Shares of beneficial interest
Abstain:            135,483.017     Shares of beneficial interest

Amendment to fundamental investment restrictions with respect to investments in real estate.

For:                4,509,247.038   Shares of beneficial interest being a
                                    majority of the shares represented at the
                                    meeting.
Against:            155,415.985     Shares of beneficial interest
Abstain:            146,556.120     Shares of beneficial interest

Amendment to fundamental investment restrictions with respect to underwriting of securities.

For:                4,476,577.472   Shares of beneficial interest being a
                                    majority of the shares represented at the
                                    meeting.
Against:            188,085.551     Shares of beneficial interest
Abstain:            146,556.120     Shares of beneficial interest

Elimination of fundamental investment restrictions with respect to investing for the purpose of exercising control.

For:                4,486,621.568   Shares of beneficial interest being a
                                    majority of the shares represented at the
                                    meeting.
Against:            188,085.551     Shares of beneficial interest
Abstain:            136,512.024     Shares of beneficial interest

Amendment to fundamental investment restrictions with respect to concentrating investments in an industry.

For:                4,500,743.035   Shares of beneficial interest being a
                                    majority of the shares represented at the
                                    meeting.
Against:            161,403.476     Shares of beneficial interest
Abstain:            149,072.632     Shares of beneficial interest

Columbia Large Cap Growth Fund, Variable Series

Amendment to fundamental investment restrictions with respect to borrowing money.

For:                4,700,978.987   Shares of beneficial interest being a
                                    majority of the shares represented at the
                                    meeting.
Against:            150,065.923     Shares of beneficial interest
Abstain:            100,828.734     Shares of beneficial interest

Amendment to fundamental investment restrictions with respect to making loans.

For:                4,667,337.773   Shares of beneficial interest being a
                                    majority of the shares represented at the
                                    meeting.
Against:            173,858.776     Shares of beneficial interest
Abstain:            110,677.095     Shares of beneficial interest

Amendment to fundamental investment restrictions with respect to diversification of investments.

For:                4,692,550.914   Shares of beneficial interest being a
                                    majority of the shares represented at the
                                    meeting.
Against:            150,006.530     Shares of beneficial interest
Abstain:            109,316.200     Shares of beneficial interest

Amendment to fundamental investment restrictions with respect to investments in commodities.

For:                4,631,398.462   Shares of beneficial interest being a
                                    majority of the shares represented at the
                                    meeting.
Against:            209,798.087     Shares of beneficial interest
Abstain:            110,677.095     Shares of beneficial interest

Amendment to fundamental investment restrictions with respect to investments in real estate.

For:                4,656,461.992   Shares of beneficial interest being a
                                    majority of the shares represented at the
                                    meeting.
Against:            171,841.204     Shares of beneficial interest
Abstain:            123,570.448     Shares of beneficial interest

Amendment to fundamental investment restrictions with respect to underwriting of securities.

For:                4,644,798.604   Shares of beneficial interest being a
                                    majority of the shares represented at the
                                    meeting.
Against:            168,724.663     Shares of beneficial interest
Abstain:            138,350.377     Shares of beneficial interest

Elimination of fundamental investment restrictions with respect to investing for the purpose of exercising control.

For:                4,598,449.100   Shares of beneficial interest being a
                                    majority of the shares represented at the
                                    meeting.
Against:            201,123.218     Shares of beneficial interest
Abstain:            152,301.326     Shares of beneficial interest

Amendment to fundamental investment restrictions with respect to concentrating investments in an industry.

For:                4,688,931.246   Shares of beneficial interest being a
                                    majority of the shares represented at the
                                    meeting.
Against:            139,583.645     Shares of beneficial interest
Abstain:            123,358.753     Shares of beneficial interest

Liberty Asset Allocation Fund, Variable Series

Amendment to fundamental investment restrictions with respect to borrowing money.

For:              16,656,651.437    Shares of beneficial interest being a
                                    majority of the shares represented at the
                                    meeting.
Against:            408,176.429     Shares of beneficial interest
Abstain:            342,075.681     Shares of beneficial interest

Amendment to fundamental investment restrictions with respect to making loans.

For:              16,687,407.111    Shares of beneficial interest being a
                                    majority of the shares represented at the
                                    meeting.
Against:            368,842.966     Shares of beneficial interest
Abstain:            350,653.470     Shares of beneficial interest

Amendment to fundamental investment restrictions with respect to diversification of investments.

For:              16,734,179.525    Shares of beneficial interest being a
                                    majority of the shares represented at the
                                    meeting.
Against:            338,738.145     Shares of beneficial interest
Abstain:            333,985.877     Shares of beneficial interest

Amendment to fundamental investment restrictions with respect to investments in commodities.

For:              16,673,460.585    Shares of beneficial interest being a
                                    majority of the shares represented at the
                                    meeting.
Against:            389,493.448     Shares of beneficial interest
Abstain:            343,949.514     Shares of beneficial interest

Amendment to fundamental investment restrictions with respect to investments in real estate.

For:              16,624,441.953    Shares of beneficial interest being a
                                    majority of the shares represented at the
                                    meeting.
Against:            406,381.219     Shares of beneficial interest
Abstain:            376,080.375     Shares of beneficial interest

Amendment to fundamental investment restrictions with respect to underwriting of securities.

For:              16,678,598.922    Shares of beneficial interest being a
                                    majority of the shares represented at the
                                    meeting.
Against:            362,187.886     Shares of beneficial interest
Abstain:            366,116.739     Shares of beneficial interest

Elimination of fundamental investment restrictions with respect to investing for the purpose of exercising control.

For:              16,588,621.015    Shares of beneficial interest being a
                                    majority of the shares represented at the
                                    meeting.
Against:            410,352.323     Shares of beneficial interest
Abstain:            407,930.209     Shares of beneficial interest

Amendment to fundamental investment restrictions with respect to concentrating investments in an industry.

For:              16,636,738.555    Shares of beneficial interest being a
                                    majority of the shares represented at the
                                    meeting.
Against:            385,782.912     Shares of beneficial interest
Abstain:            384,382.080     Shares of beneficial interest

Liberty Federal Securities Fund, Variable Series

Amendment to fundamental investment restrictions with respect to borrowing money.

For:              16,475,363.904    Shares of beneficial interest being a
                                    majority of the shares represented at the
                                    meeting.
Against:            108,803.667     Shares of beneficial interest
Abstain:            318,814.019     Shares of beneficial interest

Amendment to fundamental investment restrictions with respect to making loans.

For:              16,428,025.507    Shares of beneficial interest being a
                                    majority of the shares represented at the
                                    meeting.
Against:            146,815.200     Shares of beneficial interest
Abstain:            328,140.883     Shares of beneficial interest

Amendment to fundamental investment restrictions with respect to diversification of investments.

For:              16,482,978.759    Shares of beneficial interest being a
                                    majority of the shares represented at the
                                    meeting.
Against:            115,350.011     Shares of beneficial interest
Abstain:            304,652.820     Shares of beneficial interest

Amendment to fundamental investment restrictions with respect to investments in commodities.

For:              16,386,862.812    Shares of beneficial interest being a
                                    majority of the shares represented at the
                                    meeting.
Against:            186,180.387     Shares of beneficial interest
Abstain:            329,938.391     Shares of beneficial interest

Amendment to fundamental investment restrictions with respect to investments in real estate.

For:              16,429,567.947    Shares of beneficial interest being a
                                    majority of the shares represented at the
                                    meeting.
Against:            127,128.024     Shares of beneficial interest
Abstain:            346,285.619     Shares of beneficial interest

Amendment to fundamental investment restrictions with respect to underwriting of securities.

For:              16,423,371.787    Shares of beneficial interest being a
                                    majority of the shares represented at the
                                    meeting.
Against:            102,640.013     Shares of beneficial interest
Abstain:            376,969.790     Shares of beneficial interest

Elimination of fundamental investment restrictions with respect to investing for the purpose of exercising control.

For:              16,333,569.107    Shares of beneficial interest being a
                                    majority of the shares represented at the
                                    meeting.
Against:            169,158.496     Shares of beneficial interest
Abstain:            400,253.987     Shares of beneficial interest

Amendment to fundamental investment restrictions with respect to concentrating investments in an industry.

For:              16,408,659.684    Shares of beneficial interest being a
                                    majority of the shares represented at the
                                    meeting.
Against:            144,403.429     Shares of beneficial interest
Abstain:            349,918.477     Shares of beneficial interest

Liberty Money Market Fund, Variable Series

Amendment to fundamental investment restrictions with respect to borrowing money.

For:            200,802,958.839     Shares of beneficial interest being a
                                    majority of the shares represented at the
                                    meeting.
Against:         7,386,900.941      Shares of beneficial interest
Abstain:         6,609,403.682      Shares of beneficial interest

Amendment to fundamental investment restrictions with respect to making loans.

For:            201,329,649.515     Shares of beneficial interest being a
                                    majority of the shares represented at the
                                    meeting.
Against:         6,170,275.950      Shares of beneficial interest
Abstain:         7,299,337.997      Shares of beneficial interest

Amendment to fundamental investment restrictions with respect to diversification of investments.

For:            205,195,837.718     Shares of beneficial interest being a
                                    majority of the shares represented at the
                                    meeting.
Against:         2,304,087.747      Shares of beneficial interest
Abstain:         7,299,337.997      Shares of beneficial interest

Amendment to fundamental investment restrictions with respect to investments in commodities.

For:            202,141,907.524     Shares of beneficial interest being a
                                    majority of the shares represented at the
                                    meeting.
Against:         5,252,140.504      Shares of beneficial interest
Abstain:         7,405,215.434      Shares of beneficial interest

Amendment to fundamental investment restrictions with respect to investments in real estate.

For:            203,556,690.825     Shares of beneficial interest being a
                                    majority of the shares represented at the
                                    meeting.
Against:         2,577,377.227      Shares of beneficial interest
Abstain:         8,665,195.410      Shares of beneficial interest

Amendment to fundamental investment restrictions with respect to underwriting of securities.

For:            200,407,565.480     Shares of beneficial interest being a
                                    majority of the shares represented at the
                                    meeting.
Against:         5,788,293.139      Shares of beneficial interest
Abstain:         8,603,404.843      Shares of beneficial interest

Elimination of fundamental investment restrictions with respect to investing for the purpose of exercising control.

For:            199,906,232.877     Shares of beneficial interest being a
                                    majority of the shares represented at the
                                    meeting.
Against:         7,675,209.817      Shares of beneficial interest
Abstain:         7,217,820.768      Shares of beneficial interest

Amendment to fundamental investment restrictions with respect to concentrating investments in an industry.

For:            205,268,068.310     Shares of beneficial interest being a
                                    majority of the shares represented at the
                                    meeting.
Against:         3,004,116.420      Shares of beneficial interest
Abstain:         6,527,078.732      Shares of beneficial interest


77D Policies with respect to security investments

Columbia Large Cap Growth Fund, Variable Series

The Fund's Board of Trustees approved a new non-fundamental investment policy for the fund as follows:

The Fund may invest up to 20% of its total assets in foreign securities.


Liberty Asset Allocation Fund, Variable Series

The Fund's Principal Investment Strategies was revised as follows:

In selecting equity securities, the advisor favors stocks with long-term growth potential that are expected to outperform their peers over time. The advisor also forecasts the direction and degree of change in long-term interest rates to help in the selection of debt securities. Investment grade debt securities purchased by the Fund will have one of the top four ratings assigned by Standard & Poor's Ratings Group (S&P) or Moody's Investors Service, Inc. (Moody's), or will be unrated securities determined by the advisor to be of comparable quality. When deemed appropriate by the advisor, however, the Fund may invest up to 10% of its net assets in non-investment grade debt securities (also known as "junk bonds"). The Fund may also participate in mortgage dollar rolls. The Fund keeps at least 25% of its total assets in fixed income investments, including debt securities and preferred stocks, at all times.

The following was added as a Principal Investment Risk to the Fund:

Mortgage dollar rolls are transactions in which the Fund sells mortgage-backed securities to a dealer and simultaneously agrees to purchase similar securities in the future at a predetermined price. These transactions simulate an investment in mortgage-backed securities and have the potential to enhance the Fund's returns and reduce its administrative burdens, compared with holding mortgage-backed securities directly. Mortgage dollar rolls involve the risks that the market value of the securities the Fund is obligated to repurchase may decline below the repurchase price, or that the other party may default on its obligations. These transactions may increase the Fund's portfolio turnover rate.

Liberty Federal Securities Fund, Variable Series

The Fund's Principal Investment Strategies was revised as follows:

The Fund may also invest in corporate bonds or mortgage- or asset-backed securities that are issued by a private entity. The Fund may participate in mortgage dollar rolls. To select investments for the Fund, the Fund's investment advisor looks for securities that balance the potential for the highest yield and relative value with the prospects for incremental capital appreciation. The Fund may invest in securities rated investment grade, which means within the top four ratings assigned by S&P or Moody's. The Fund also may invest in unrated securities if the advisor believes the securities are comparable in quality to securities that are rated investment grade.

The following was added as a Principal Investment Risk to the Fund:

Mortgage dollar rolls are transactions in which the Fund sells mortgage-backed securities to a dealer and simultaneously agrees to purchase similar securities in the future at a predetermined price. These transactions simulate an investment in mortgage-backed securities and have the potential to enhance the Fund's returns and reduce its administrative burdens, compared with holding mortgage-backed securities directly. Mortgage dollar rolls involve the risks that the market value of the securities the Fund is obligated to repurchase may decline below the repurchase price, or that the other party may default on its obligations. These transactions may increase the Fund's portfolio turnover rate.

77E Legal Proceedings

Liberty Small Company Growth Fund, Variable Series
Columbia Large Cap Growth Fund, Variable Series
Liberty Asset Allocation Fund, Variable Series
Liberty Federal Securities Fund, Variable Series
Liberty Money Market Fund, Variable Series

On February 9, 2005, Columbia Management Advisors, Inc. (which has since merged into Banc of America Capital Management, LLC (now named Columbia Management Advisors, LLC)) ("Columbia") and Columbia Funds Distributor, Inc. (which has been renamed Columbia Management Distributors, Inc.) (the "Distributor") (collectively, the "Columbia Group") entered into an Assurance of Discontinuance with the New York Attorney General ("NYAG") (the "NYAG Settlement") and consented to the entry of a cease-and-desist order by the Securities and Exchange Commission ("SEC") (the "SEC Order"). The SEC Order and the NYAG Settlement are referred to collectively as the "Settlements". The Settlements contain substantially the same terms and conditions as outlined in the agreements in principle which Columbia Group entered into with the SEC and NYAG in March 2004.

Under the terms of the SEC Order, the Columbia Group has agreed among other things, to: pay $70 million in disgorgement and $70 million in civil money penalties; cease and desist from violations of the antifraud provisions and certain other provisions of the federal securities laws; maintain certain compliance and ethics oversight structures; retain an independent consultant to review the Columbia Group's applicable supervisory, compliance, control and other policies and procedures; and retain an independent distribution consultant (see below). The Columbia Funds have also voluntarily undertaken to implement certain governance measures designed to maintain the independence of their boards of trustees. The NYAG Settlement also, among other things, requires Columbia and its affiliates to reduce certain Columbia Funds (including the former Nations Funds) and other mutual funds management fees collectively by $32 million per year for five years, for a projected total of $160 million in management fee reductions.

Pursuant to the procedures set forth in the SEC order, the $140 million in settlement amounts described above will be distributed in accordance with a distribution plan developed by an independent distribution consultant and agreed to by the staff of the SEC. The independent distribution consultant has been in consultation with the Staff, and he has submitted a draft proposed plan of distribution, but has not yet submitted a final proposed plan of distribution.

As a result of these matters or any adverse publicity or other developments resulting from them, there may be increased redemptions or reduced sales of fund shares, which could increase transaction costs or operating expenses, or have other adverse consequences for the funds.

A copy of the SEC Order is available on the SEC website at http://www.sec.gov. A copy of the NYAG Settlement is available as part of the Bank of America Corporation Form 8-K filing on February 10, 2005.

In connection with the events described in detail above, various parties have filed suit against certain funds, the Trustees of the Columbia Funds, FleetBoston Financial Corporation and its affiliated entities and/or Bank of America and its affiliated entities.

On February 20, 2004, the Judicial Panel on Multidistrict Litigation transferred these cases and cases against several other mutual fund companies based on similar allegations to the United States District Court in Maryland for consolidated or coordinated pretrial proceedings (the "MDL"). Subsequently, additional related cases were transferred to the MDL. On September 29, 2004, the plaintiffs in the MDL filed amended and consolidated complaints. One of these amended complaints is a putative class action that includes claims under the federal securities laws and state common law, and that names Columbia, the Distributor, the Trustees of the Columbia Funds, Bank of America Corporation and others as defendants. Another of the amended complaints is a derivative action purportedly on behalf of the Columbia Funds that asserts claims under federal securities laws and state common law.

On February 25, 2005, Columbia and other defendants filed motions to dismiss the claims in the pending cases. On November 3, 2005, the U.S. District Court for the District of Maryland dismissed the claims under the Securities Act of 1933, the claims under Sections 34(b) and 36(a) of the Investment Company Act of 1940
(ICA) and the state law claims against Columbia and others. The claims under Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 and Section 36(b) of the ICA were not dismissed.

On March 21, 2005 purported class action plaintiffs filed suit in Massachusetts state court alleging that the conduct, including market timing, entitles Class B shareholders in certain Columbia funds to an exemption from contingent deferred sales charges upon early redemption ("the CDSC Lawsuit"). The CDSC Lawsuit has been removed to federal court in Massachusetts and the federal Judicial Panel has transferred the CDSC Lawsuit to the MDL.

The MDL is ongoing. Accordingly, an estimate of the financial impact of this litigation on any fund, if any, cannot currently be made.

In 2004, certain Columbia funds, the Trustees of the Columbia Funds, advisers and affiliated entities were named as defendants in certain purported shareholder class and derivative actions making claims, including claims under the Investment Company and the Investment Advisers Acts of 1940 and state law. The suits allege, inter alia, that the fees and expenses paid by the funds are excessive and that the advisers and their affiliates inappropriately used fund assets to distribute the funds and for other improper purpose. On March 2, 2005, the actions were consolidated in the Massachusetts federal court as In re Columbia Entities Litigation. The plaintiffs filed a consolidated amended complaint on June 9, 2005. On November 30, 2005, the judge dismissed all claims by plaintiffs and ordered that the case be closed. The plaintiffs filed a notice of appeal on December 30, 2005 and this appeal is pending.


77O Transactions effected pursuant to Rule 10f-3

Liberty Small Company Growth Fund, Variable Series

On August 11, 2005, Liberty Small Company Growth Fund, Variable Series (Fund) purchased 10,558 par value of common stock notes of Strategic Hotel Capital (Securities) for a total purchase price of $189,516.11 from Deutsche Bank pursuant to a public offering in which Banc of America Securities acted as a participating underwriter. Banc of America Securities may be considered to be an affiliate of the Fund.

The following information was collected pursuant to Rule 10f-3 procedures adopted by the Fund's Trustees:

o The Fund's advisor, Columbia Management Advisors, LLC believed that the gross underwriting spread associated with the purchase of the Securities was reasonable and fair compared to the spreads in connection with similar underwritings of similar securities being sold during a comparable period of time;

o The Securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the Securities being offered;

o The issuer of the Securities has been in continuous operation for at least three years;

o The amount of Securities purchased did not exceed 25% of the amount of the offering;

o The Securities were to be purchased at not more than the public offering price no later than the first day of the offering.

Along with Banc of America Securities, the following is a list of members of the underwriting syndicate for the aforementioned Securities: Goldman Sachs & Co.; Morgan Stanley; UBS: Bear Stearns & Co, Inc.: Credit Suisse First Boston Corp.; Deutsche Bank Securities Inc.; Stephens Inc.; Citigroup; SG Corporate & Investment Banking; Calyon Securities USA Inc.; Commerzbank AG; Key Capital Markets Inc.; RBS Greenwich Capital; Wells Fargo Securities; JP Morgan Securities; Wachovia Securities Inc.; BNP Paribas; Scotia Capital Inc.; Comerica Securities; Firtis Invesement Services; Harris Nesbitt; Hibernia Southcoast Capital; Keybanc Capital Markets; Allen & Co; Blaylock & Partners; Merrill Lynch & Co; Suntrust Robinson Humphrey


Liberty Asset Allocation Fund, Variable Series

On July 27, 2005, Liberty Asset Allocation Fund, Variable Series (Fund) purchased 15,000 par value of common stock notes of Sungard Data Systems Inc. 9.125% 13 (Securities) for a total purchase price of $15,000 from Deutsche Bank pursuant to a public offering in which Banc of America Securities acted as a participating underwriter. Banc of America Securities may be considered to be an affiliate of the Fund.

The following information was collected pursuant to Rule 10f-3 procedures adopted by the Fund's Trustees:

o The Fund's advisor, Columbia Management Advisors, LLC believed that the gross underwriting spread associated with the purchase of the Securities was reasonable and fair compared to the spreads in connection with similar underwritings of similar securities being sold during a comparable period of time;

o The Securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the Securities being offered;

o The issuer of the Securities has been in continuous operation for at least three years;

o The amount of Securities purchased did not exceed 25% of the amount of the offering;

o The Securities were to be purchased at not more than the public offering price no later than the first day of the offering.

Along with Banc of America Securities, the following is a list of members of the underwriting syndicate for the aforementioned Securities: Goldman Sachs & Co.; Morgan Stanley; UBS: Bear Stearns & Co, Inc.: Credit Suisse First Boston Corp.; Deutsche Bank Securities Inc.; Stephens Inc.; Citigroup; SG Corporate & Investment Banking; Calyon Securities USA Inc.; Commerzbank AG; Key Capital Markets Inc.; RBS Greenwich Capital; Wells Fargo Securities; JP Morgan Securities; Wachovia Securities Inc.; BNP Paribas; Scotia Capital Inc.; Comerica Securities; Firtis Invesement Services; Harris Nesbitt; Hibernia Southcoast Capital; Keybanc Capital Markets; Allen & Co; Blaylock & Partners; Merrill Lynch & Co; Suntrust Robinson Humphrey


On July 27, 2005, Liberty Asset Allocation Fund, Variable Series (Fund) purchased 15,000 par value of common stock notes of L-3 Communications (Securities) for a total purchase price of $14,863.50 from Lehman Brothers pursuant to a public offering in which Banc of America Securities acted as a participating underwriter. Banc of America Securities may be considered to be an affiliate of the Fund.

The following information was collected pursuant to Rule 10f-3 procedures adopted by the Fund's Trustees:

o The Fund's advisor, Columbia Management Advisors, LLC believed that the gross underwriting spread associated with the purchase of the Securities was reasonable and fair compared to the spreads in connection with similar underwritings of similar securities being sold during a comparable period of time;

o The Securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the Securities being offered;

o The issuer of the Securities has been in continuous operation for at least three years;

o The amount of Securities purchased did not exceed 25% of the amount of the offering;

o The Securities were to be purchased at not more than the public offering price no later than the first day of the offering.

Along with Banc of America Securities, the following is a list of members of the underwriting syndicate for the aforementioned Securities: Goldman Sachs & Co.; Morgan Stanley; UBS: Bear Stearns & Co, Inc.: Credit Suisse First Boston Corp.; Deutsche Bank Securities Inc.; Stephens Inc.; Citigroup; SG Corporate & Investment Banking; Calyon Securities USA Inc.; Commerzbank AG; Key Capital Markets Inc.; RBS Greenwich Capital; Wells Fargo Securities; JP Morgan Securities; Wachovia Securities Inc.; BNP Paribas; Scotia Capital Inc.; Comerica Securities; Firtis Invesement Services; Harris Nesbitt; Hibernia Southcoast Capital; Keybanc Capital Markets; Allen & Co; Blaylock & Partners; Merrill Lynch & Co; Suntrust Robinson Humphrey


On July 28, 2005, Liberty Asset Allocation Fund, Variable Series (Fund) purchased 20,000 par value of common stock notes of FTI Consulting 7.625% 13 (Securities) for a total purchase price of $20,000 from Goldman Sachs pursuant to a public offering in which Banc of America Securities acted as a participating underwriter. Banc of America Securities may be considered to be an affiliate of the Fund.

The following information was collected pursuant to Rule 10f-3 procedures adopted by the Fund's Trustees:

o The Fund's advisor, Columbia Management Advisors, LLC believed that the gross underwriting spread associated with the purchase of the Securities was reasonable and fair compared to the spreads in connection with similar underwritings of similar securities being sold during a comparable period of time;

o The Securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the Securities being offered;

o The issuer of the Securities has been in continuous operation for at least three years;

o The amount of Securities purchased did not exceed 25% of the amount of the offering;

o The Securities were to be purchased at not more than the public offering price no later than the first day of the offering.

Along with Banc of America Securities, the following is a list of members of the underwriting syndicate for the aforementioned Securities: Goldman Sachs & Co.; Morgan Stanley; UBS: Bear Stearns & Co, Inc.: Credit Suisse First Boston Corp.; Deutsche Bank Securities Inc.; Stephens Inc.; Citigroup; SG Corporate & Investment Banking; Calyon Securities USA Inc.; Commerzbank AG; Key Capital Markets Inc.; RBS Greenwich Capital; Wells Fargo Securities; JP Morgan Securities; Wachovia Securities Inc.; BNP Paribas; Scotia Capital Inc.; Comerica Securities; Firtis Invesement Services; Harris Nesbitt; Hibernia Southcoast Capital; Keybanc Capital Markets; Allen & Co; Blaylock & Partners; Merrill Lynch & Co; Suntrust Robinson Humphrey

On August 10, 2005, Liberty Asset Allocation Fund, Variable Series (Fund) purchased 350,000 par value of common stock notes of CS First Boston (Securities) for a total purchase price of $349,972 from Credit Suisse pursuant to a public offering in which Banc of America Securities acted as a participating underwriter. Banc of America Securities may be considered to be an affiliate of the Fund.

The following information was collected pursuant to Rule 10f-3 procedures adopted by the Fund's Trustees:

o The Fund's advisor, Columbia Management Advisors, LLC believed that the gross underwriting spread associated with the purchase of the Securities was reasonable and fair compared to the spreads in connection with similar underwritings of similar securities being sold during a comparable period of time;

o The Securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the Securities being offered;

o The issuer of the Securities has been in continuous operation for at least three years;

o The amount of Securities purchased did not exceed 25% of the amount of the offering;

o The Securities were to be purchased at not more than the public offering price no later than the first day of the offering.

Along with Banc of America Securities, the following is a list of members of the underwriting syndicate for the aforementioned Securities: Goldman Sachs & Co.; Morgan Stanley; UBS: Bear Stearns & Co, Inc.: Credit Suisse First Boston Corp.; Deutsche Bank Securities Inc.; Stephens Inc.; Citigroup; SG Corporate & Investment Banking; Calyon Securities USA Inc.; Commerzbank AG; Key Capital Markets Inc.; RBS Greenwich Capital; Wells Fargo Securities; JP Morgan Securities; Wachovia Securities Inc.; BNP Paribas; Scotia Capital Inc.; Comerica Securities; Firtis Invesement Services; Harris Nesbitt; Hibernia Southcoast Capital; Keybanc Capital Markets; Allen & Co; Blaylock & Partners; Merrill Lynch & Co; Suntrust Robinson Humphrey


On August 11, 2005, Liberty Asset Allocation Fund, Variable Series (Fund) purchased 1,212 par value of common stock notes of Strategic Hotel Capital (Securities) for a total purchase price of $21,755.41 from Deutsche Bank pursuant to a public offering in which Banc of America Securities acted as a participating underwriter. Banc of America Securities may be considered to be an affiliate of the Fund.

The following information was collected pursuant to Rule 10f-3 procedures adopted by the Fund's Trustees:

o The Fund's advisor, Columbia Management Advisors, LLC believed that the gross underwriting spread associated with the purchase of the Securities was reasonable and fair compared to the spreads in connection with similar underwritings of similar securities being sold during a comparable period of time;

o The Securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the Securities being offered;

o The issuer of the Securities has been in continuous operation for at least three years;

o The amount of Securities purchased did not exceed 25% of the amount of the offering;

o The Securities were to be purchased at not more than the public offering price no later than the first day of the offering.

Along with Banc of America Securities, the following is a list of members of the underwriting syndicate for the aforementioned Securities: Goldman Sachs & Co.; Morgan Stanley; UBS: Bear Stearns & Co, Inc.: Credit Suisse First Boston Corp.; Deutsche Bank Securities Inc.; Stephens Inc.; Citigroup; SG Corporate & Investment Banking; Calyon Securities USA Inc.; Commerzbank AG; Key Capital Markets Inc.; RBS Greenwich Capital; Wells Fargo Securities; JP Morgan Securities; Wachovia Securities Inc.; BNP Paribas; Scotia Capital Inc.; Comerica Securities; Firtis Invesement Services; Harris Nesbitt; Hibernia Southcoast Capital; Keybanc Capital Markets; Allen & Co; Blaylock & Partners; Merrill Lynch & Co; Suntrust Robinson Humphrey


On September 8, 2005, Liberty Asset Allocation Fund, Variable Series (Fund) purchased 40,000 par value of common stock notes of Amerisource Bergen Corp. 5.625% 12 (Securities) for a total purchase price of $39,800 from Lehman Brothers pursuant to a public offering in which Banc of America Securities acted as a participating underwriter. Banc of America Securities may be considered to be an affiliate of the Fund.

The following information was collected pursuant to Rule 10f-3 procedures adopted by the Fund's Trustees:

o The Fund's advisor, Columbia Management Advisors, LLC believed that the gross underwriting spread associated with the purchase of the Securities was reasonable and fair compared to the spreads in connection with similar underwritings of similar securities being sold during a comparable period of time;

o The Securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the Securities being offered;

o The issuer of the Securities has been in continuous operation for at least three years;

o The amount of Securities purchased did not exceed 25% of the amount of the offering;

o The Securities were to be purchased at not more than the public offering price no later than the first day of the offering.

Along with Banc of America Securities, the following is a list of members of the underwriting syndicate for the aforementioned Securities: Goldman Sachs & Co.; Morgan Stanley; UBS: Bear Stearns & Co, Inc.: Credit Suisse First Boston Corp.; Deutsche Bank Securities Inc.; Stephens Inc.; Citigroup; SG Corporate & Investment Banking; Calyon Securities USA Inc.; Commerzbank AG; Key Capital Markets Inc.; RBS Greenwich Capital; Wells Fargo Securities; JP Morgan Securities; Wachovia Securities Inc.; BNP Paribas; Scotia Capital Inc.; Comerica Securities; Firtis Invesement Services; Harris Nesbitt; Hibernia Southcoast Capital; Keybanc Capital Markets; Allen & Co; Blaylock & Partners; Merrill Lynch & Co; Suntrust Robinson Humphrey


On November 8, 2005, Liberty Asset Allocation Fund, Variable Series (Fund) purchased 40,000 par value of common stock notes of Crown Americas Inc. 7.75% 15 (Securities) for a total purchase price of $40,000 from Citigroup Global Markets/Salomon Brothers pursuant to a public offering in which Banc of America Securities acted as a participating underwriter. Banc of America Securities may be considered to be an affiliate of the Fund.

The following information was collected pursuant to Rule 10f-3 procedures adopted by the Fund's Trustees:

o The Fund's advisor, Columbia Management Advisors, LLC believed that the gross underwriting spread associated with the purchase of the Securities was reasonable and fair compared to the spreads in connection with similar underwritings of similar securities being sold during a comparable period of time;

o The Securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the Securities being offered;

o The issuer of the Securities has been in continuous operation for at least three years;

o The amount of Securities purchased did not exceed 25% of the amount of the offering;

o The Securities were to be purchased at not more than the public offering price no later than the first day of the offering.

Along with Banc of America Securities, the following is a list of members of the underwriting syndicate for the aforementioned Securities: Goldman Sachs & Co.; Morgan Stanley; UBS: Bear Stearns & Co, Inc.: Credit Suisse First Boston Corp.; Deutsche Bank Securities Inc.; Stephens Inc.; Citigroup; SG Corporate & Investment Banking; Calyon Securities USA Inc.; Commerzbank AG; Key Capital Markets Inc.; RBS Greenwich Capital; Wells Fargo Securities; JP Morgan Securities; Wachovia Securities Inc.; BNP Paribas; Scotia Capital Inc.; Comerica Securities; Firtis Invesement Services; Harris Nesbitt; Hibernia Southcoast Capital; Keybanc Capital Markets; Allen & Co; Blaylock & Partners; Merrill Lynch & Co; Suntrust Robinson Humphrey

On December 6, 2005, Liberty Asset Allocation Fund, Variable Series (Fund) purchased 4,656 par value of common stock notes of XL Capital LTD. Conv Pref (Securities) for a total purchase price of $116,400 from Citigroup Global Markets/Salomon Brothers pursuant to a public offering in which Banc of America Securities acted as a participating underwriter. Banc of America Securities may be considered to be an affiliate of the Fund.

The following information was collected pursuant to Rule 10f-3 procedures adopted by the Fund's Trustees:

o The Fund's advisor, Columbia Management Advisors, LLC believed that the gross underwriting spread associated with the purchase of the Securities was reasonable and fair compared to the spreads in connection with similar underwritings of similar securities being sold during a comparable period of time;

o The Securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the Securities being offered;

o The issuer of the Securities has been in continuous operation for at least three years;

o The amount of Securities purchased did not exceed 25% of the amount of the offering;

o The Securities were to be purchased at not more than the public offering price no later than the first day of the offering.

Along with Banc of America Securities, the following is a list of members of the underwriting syndicate for the aforementioned Securities: Goldman Sachs & Co.; Morgan Stanley; UBS: Bear Stearns & Co, Inc.: Credit Suisse First Boston Corp.; Deutsche Bank Securities Inc.; Stephens Inc.; Citigroup; SG Corporate & Investment Banking; Calyon Securities USA Inc.; Commerzbank AG; Key Capital Markets Inc.; RBS Greenwich Capital; Wells Fargo Securities; JP Morgan Securities; Wachovia Securities Inc.; BNP Paribas; Scotia Capital Inc.; Comerica Securities; Firtis Invesement Services; Harris Nesbitt; Hibernia Southcoast Capital; Keybanc Capital Markets; Allen & Co; Blaylock & Partners; Merrill Lynch & Co; Suntrust Robinson Humphrey


On December 6, 2005, Liberty Asset Allocation Fund, Variable Series (Fund) purchased 2,842 par value of common stock notes of XL Capital LTD. Common (Securities) for a total purchase price of $184,730 from Citigroup Global Markets/Salomon Brothers pursuant to a public offering in which Banc of America Securities acted as a participating underwriter. Banc of America Securities may be considered to be an affiliate of the Fund.

The following information was collected pursuant to Rule 10f-3 procedures adopted by the Fund's Trustees:

o The Fund's advisor, Columbia Management Advisors, LLC believed that the gross underwriting spread associated with the purchase of the Securities was reasonable and fair compared to the spreads in connection with similar underwritings of similar securities being sold during a comparable period of time;

o The Securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the Securities being offered;

o The issuer of the Securities has been in continuous operation for at least three years;

o The amount of Securities purchased did not exceed 25% of the amount of the offering;

o The Securities were to be purchased at not more than the public offering price no later than the first day of the offering.

Along with Banc of America Securities, the following is a list of members of the underwriting syndicate for the aforementioned Securities: Goldman Sachs & Co.; Morgan Stanley; UBS: Bear Stearns & Co, Inc.: Credit Suisse First Boston Corp.; Deutsche Bank Securities Inc.; Stephens Inc.; Citigroup; SG Corporate & Investment Banking; Calyon Securities USA Inc.; Commerzbank AG; Key Capital Markets Inc.; RBS Greenwich Capital; Wells Fargo Securities; JP Morgan Securities; Wachovia Securities Inc.; BNP Paribas; Scotia Capital Inc.; Comerica Securities; Firtis Invesement Services; Harris Nesbitt; Hibernia Southcoast Capital; Keybanc Capital Markets; Allen & Co; Blaylock & Partners; Merrill Lynch & Co; Suntrust Robinson Humphrey


On December 8, 2005, Liberty Asset Allocation Fund, Variable Series (Fund) purchased 10,000 par value of common stock notes of CMS Energy Corp. 6.875% 12/15/05 (Securities) for a total purchase price of $10,000 from Citigroup Global Markets/Salomon Brothers pursuant to a public offering in which Banc of America Securities acted as a participating underwriter. Banc of America Securities may be considered to be an affiliate of the Fund.

The following information was collected pursuant to Rule 10f-3 procedures adopted by the Fund's Trustees:

o The Fund's advisor, Columbia Management Advisors, LLC believed that the gross underwriting spread associated with the purchase of the Securities was reasonable and fair compared to the spreads in connection with similar underwritings of similar securities being sold during a comparable period of time;

o The Securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the Securities being offered;

o The issuer of the Securities has been in continuous operation for at least three years;

o The amount of Securities purchased did not exceed 25% of the amount of the offering;

o The Securities were to be purchased at not more than the public offering price no later than the first day of the offering.

Along with Banc of America Securities, the following is a list of members of the underwriting syndicate for the aforementioned Securities: Goldman Sachs & Co.; Morgan Stanley; UBS: Bear Stearns & Co, Inc.: Credit Suisse First Boston Corp.; Deutsche Bank Securities Inc.; Stephens Inc.; Citigroup; SG Corporate & Investment Banking; Calyon Securities USA Inc.; Commerzbank AG; Key Capital Markets Inc.; RBS Greenwich Capital; Wells Fargo Securities; JP Morgan Securities; Wachovia Securities Inc.; BNP Paribas; Scotia Capital Inc.; Comerica Securities; Firtis Invesement Services; Harris Nesbitt; Hibernia Southcoast Capital; Keybanc Capital Markets; Allen & Co; Blaylock & Partners; Merrill Lynch & Co; Suntrust Robinson Humphrey


On December 15, 2005, Liberty Asset Allocation Fund, Variable Series (Fund) purchased 15,000 par value of common stock notes of Atlas Pipeline 8.125% 12/15/15 (Securities) for a total purchase price of $15,000 from Wachovia Capital Markets, LLC pursuant to a public offering in which Banc of America Securities acted as a participating underwriter. Banc of America Securities may be considered to be an affiliate of the Fund.

The following information was collected pursuant to Rule 10f-3 procedures adopted by the Fund's Trustees:

o The Fund's advisor, Columbia Management Advisors, LLC believed that the gross underwriting spread associated with the purchase of the Securities was reasonable and fair compared to the spreads in connection with similar underwritings of similar securities being sold during a comparable period of time;

o The Securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the Securities being offered;

o The issuer of the Securities has been in continuous operation for at least three years;

o The amount of Securities purchased did not exceed 25% of the amount of the offering;

o The Securities were to be purchased at not more than the public offering price no later than the first day of the offering.

Along with Banc of America Securities, the following is a list of members of the underwriting syndicate for the aforementioned Securities: Goldman Sachs & Co.; Morgan Stanley; UBS: Bear Stearns & Co, Inc.: Credit Suisse First Boston Corp.; Deutsche Bank Securities Inc.; Stephens Inc.; Citigroup; SG Corporate & Investment Banking; Calyon Securities USA Inc.; Commerzbank AG; Key Capital Markets Inc.; RBS Greenwich Capital; Wells Fargo Securities; JP Morgan Securities; Wachovia Securities Inc.; BNP Paribas; Scotia Capital Inc.; Comerica Securities; Firtis Invesement Services; Harris Nesbitt; Hibernia Southcoast Capital; Keybanc Capital Markets; Allen & Co; Blaylock & Partners; Merrill Lynch & Co; Suntrust Robinson Humphrey